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                                                                     EXHIBIT 4.5

Loan No.: 26-5950580                                           Boulder, Colorado
                                                                 Homewood Suites


                                 ASSIGNMENT OF
                             CONTRACTS AND PERMITS
                             ---------------------


     THIS ASSIGNMENT OF CONTRACTS AND PERMITS (this "Assignment"), is made as of
                                                     ----------
June 1, 2001, from APPLE SUITES SPE III, INC., a Virginia corporation ("Assignor"), having an office at 9 North Third Street, Richmond, Virginia
  --------
23219, to First Union National Bank, a national banking association ("Assignee"), having an office at One First Union Center, 301 South College
  --------
Street, Mailcode NC0166, Charlotte, NC 28288, Attention: Contract Finance.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Assignor owns in fee simple that certain parcel of land more particularly described in Exhibit A annexed hereto and incorporated herein,
                          ---------
including without limitation, the easements, rights, privileges, tenements, hereditaments and appurtenances (including air rights) in anyway pertaining thereto (the "Premises") and all buildings and other improvements and additions
              --------
thereto (whether now erected or hereafter constructed or placed upon the Premises or any part thereof, the "Improvements" and, together with the
                                   ------------
Premises, collectively, the "Property");
                             --------

     WHEREAS, in connection with a loan (the "Loan") being made concurrently
                                              ----
herewith by Assignee to Assignor in the principal amount of Ten Million Seven Hundred Thousand and No/100 Dollars ($10,700,000.00), Assignor has executed and delivered to Assignee its Promissory Note of even date herewith in the original principal amount of the Loan (the "Note");
                                   ----

     WHEREAS, concurrently herewith, Assignor is delivering that certain Deed of Trust and Security Agreement, dated of even date herewith, for the benefit of Assignee (the "Deed of Trust"), encumbering the Property and securing the Loan;
               -------------

     WHEREAS, Assignee requires that this Assignment be executed and delivered as a condition to making the Loan,

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, in order to secure the payment of the Loan, together with all interest thereon, as evidenced by the Note, any other payments due to Assignee under this Assignment, the Note, the Deed of Trust or any other Loan Document (as defined in the Deed of Trust), all costs of collection in connection with the Loan, and all other sums, charges, obligations and liabilities of Assignor due or to become due at any time to Assignee under this Assignment, the Note, or any other Loan Document; and to secure the
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performance and observance of all the provisions hereof, of the Note, of the
Deed of Trust, and of the other Loan Documents, including, without limitation, the payment to Assignee of the Loan and any other sums advanced by Assignee hereunder or under any other Loan Document, Assignor hereby presently, absolutely and irrevocably grants, transfers, bargains, sells, assigns, conveys, and sets over unto Assignee, its successors and assigns, all right, title and interest of Assignor in, to and under all of the following, to the extent assignable:

               (xix) all contract rights and benefits, documents, insurance policies, contracts and other instruments relating to the Property or any part thereof and all other contractual arrangements creating a right in Assignor as a result of its ownership, operation, maintenance, repair, replacement, or improvement of or to all or any part of the Property, whether written or verbal, now or hereafter in existence or arising, including, without limitation, all union contracts, employment agreements, service contracts, management agreement, leasing, rental and brokerage agreements, operating agreements, equipment leasing agreements, warranties and guaranties covering any equipment, appliances or fixtures now or hereafter located on or placed upon the Property (collectively, the "Contracts"); and
           ---------

               (xx) all building permits, surveys, architectural plans and specifications, governmental approvals, certificates of occupancy, licenses, authorizations, including, without limitation, hotel/motel licenses, health permits, restaurant licenses, liquor licenses, agreements with any utility companies, all deposits associated with the foregoing and any other consents and approvals which Assignor may now or hereafter own and now or hereafter in existence or arising, with respect to or in connection with the Property (collectively, the "Permits").
           -------

     1. This Assignment is intended by Assignor and Assignee to create, and shall be construed to create, an absolute assignment to Assignee, subject only to the terms and provisions hereof. This Assignment is effective immediately. Notwithstanding the foregoing, Assignee hereby grants to Assignor and its successors and any lessee or other person operating and/or managing the Property for Assignor, a revocable license to perform under the Contracts and Permits, and to retain, use and enjoy the same. Such license shall be revoked automatically upon the occurrence and during the continuance of any Event of Default as set forth in the Loan Documents.

     2. Subject to the license granted pursuant to paragraph 1 above and to the extent of Assignor's rights in the Contracts and Permits, Assignor does hereby authorize and empower Assignee, its successors and assigns, to collect or enforce the Contracts and Permits and does hereby direct each and all of the contractual obligors of Assignor to pay any income directly to Assignee, its successors and assigns, or as it or they shall direct, and to perform any obligations on its or their part to be performed, upon demand for payment or performance thereof by Assignee, its successors and assigns, and upon the occurrence and during the continuance of an Event of Default (as defined in the Deed of Trust) beyond any applicable grace period as set forth in the Loan Documents such purchasers and obligors of Assignor shall pay the sums due or perform the obligations owing to Assignee upon such demand without further inquiry. No such

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obligor shall be obligated to account to Assignor for any amounts paid to
Assignee by reason of any payment made to Assignee pursuant to such demand or to inquire as to the existence of any default or whether Assignee is otherwise entitled to such amounts, and Assignor agrees to look exclusively to Assignee for such amounts in the event Assignor shall claim that such demand was not properly made. Until the revocation of the license described in paragraph 1 above, Assignor is authorized to collect or enforce or continue collecting or enforcing the Contracts and Permits; but such privilege shall not operate to permit the collection or demand for performance by Assignor, its successors or assigns, of any obligation more than one (1) month in advance of the date prescribed in the instrument providing therefor.

          The sole signature of Assignee shall be sufficient for the exercise of any rights under this Assignment. Assignor hereby irrevocably constitutes and appoints Assignee the attorney-in-fact and agent of Assignor, which appointment shall be coupled with an interest, for the purpose of executing and delivering any notice in connection with this Assignment.

     3. Assignor hereby covenants and warrants that, other than the Deed of Trust and the other Loan Documents, it has not executed any prior assignment or pledge of its interest in any of the Contracts or Permits, nor performed any act or executed any other instrument which might prevent Assignee from operating under any of the terms and conditions of this Assignment, or which would limit Assignee in such operation.

     4. Assignor hereby agrees that so long as the Debt (as defined in the Deed of Trust), or any part thereof, shall remain unpaid, without the prior written consent and approval of Assignee in each instance, Assignor will not further assign, pledge, hypothecate or otherwise encumber any of its rights under the Contracts or the Permits.

     5. Assignor agrees that at its sole expense it (i) will duly and punctually perform and comply with any and all representations, warranties, covenants, terms and provisions to be performed or complied with by it in any of the Contracts and Permits; (ii) will not terminate, accept a voluntary surrender of, cancel, abridge or otherwise modify in any materially adverse respect or waive its rights or the obligations of any other party under any of the Permits in any materially adverse respect, without the express written consent of Assignee; (iii) will maintain the Permits in full force and effect in all material respects; (iv) will enforce its rights under the Permits in all material respects in accordance with their terms; (v) will not terminate, accept a voluntary surrender of, cancel, abridge in any materially adverse respect, otherwise modify or waive its rights or the obligations of any other party under any of the Contracts in any materially adverse respect, except in the ordinary course of Assignor's business; provided, however, in no event shall Assignor fail to perform such covenant with respect to any Major Contracts (hereinafter defined), without Assignee's prior express written consent; (vi) will maintain the Contracts in full force and effect in all material respects, except in the ordinary course of Assignor's business; provided, however, in no event shall Assignor fail to perform such covenant with respect to any Major Contracts to which Assignor is a party, without Assignee's prior express written consent;
(vii) will enforce its rights under the Contracts in all material respects in accordance with their terms, except in the ordinary course of Assignor's business; provided, however, in no event shall Assignor fail to perform such covenant with respect to any Major Contracts to which Assignor is a party, without Assignee's prior express written consent;

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(viii) will appear in and defend any action or proceeding arising under or in any manner connected with any of the Contracts or Permits or the representations, warranties, covenants and agreements of it or the other party or parties thereto to the extent necessary to preserve Assignor's material rights under the Contracts and Permits; (ix) will furnish Assignee, upon demand, with original executed counterparts of all Major Contracts and material Permits now or hereafter created relating to the Property; and (x) will take all additional action to these ends as from time to time may be reasonably requested in writing by Assignee. For purposes of this paragraph, a "Major Contract" shall mean a Contract the remaining aggregate payments under which exceed $10,000.00. Any such action in violation of this paragraph shall be voidable at the option of Assignee.

     6. Assignee shall not be obligated to perform or discharge any obligation of Assignor as a result of the assignment hereby effected, and Assignor agrees to indemnify, defend and hold Assignee harmless against any and all liability, loss or damage which it may incur by reason of any act of Assignee under this Assignment, except only for liability arising out of the gross negligence or willful misconduct of Assignee. Should Assignee incur any such liability, loss or damage by reason of this Assignment, or in defense against any such claims or demands, the amount thereof, including costs, expenses and reasonable attorney's fees and disbursements, together with interest thereon at the Default Interest Rate (as defined in the Note) shall be included in the Debt and Assignor shall reimburse Assignee therefor immediately upon demand.

     7. Assignor agrees from time to time to execute, acknowledge and deliver all such instruments and to take all such action for the purpose of further effectuating this Assignment and the carrying out of the terms hereof as may be reasonably requested by Assignee.

     8. Nothing herein contained shall be construed as making Assignee or its successors and assigns a mortgagee-in-possession; nor shall Assignee or its successors and assigns be liable for laches or failure to collect or enforce the Contracts or Permits.

     9. Neither the execution of this Assignment nor any action or inaction on the part of Assignee under this Assignment shall release Assignor from any of its obligations under any or all of the Contracts or Permits or constitute an assumption of any such obligations on the part of the Assignee. No action or failure to act on the part of Assignor shall adversely affect or limit, in any way, the rights of Assignee under this Assignment or, through this Assignment, under any and all of the Contracts or Permits. Neither the existence of this Assignment nor the exercise of its privilege to collect or enforce Assignor's rights and interest in the Contracts and Permits hereunder shall be construed as a waiver by Assignee or its successors and assigns of the right to enforce payment of the Debt in strict accordance with the terms and provisions of the Note and other Loan Documents.

     10. This Assignment shall be released as, when and to the extent the Deed of Trust is released without the need to execute any further instruments.

     11. This Assignment shall be of no force or effect with respect to any Contracts or Permits with respect to which an assignment would cause a termination thereof without the consent of any party thereto other than Assignor (but only to the extent such consent has not

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been given), and this Assignment shall be construed so as not to assign such
Contracts or Permits. Upon reasonable request of Assignee, Assignor shall use reasonable efforts to obtain the consent of such other party to a Major Contract or a material Permit to the assignment of such Contract or Permit to Assignee pursuant to this Assignment.

     12. The terms and provisions hereof shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Assignment. This Assignment and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.

     13. This Assignment may be executed in any number of counterparts, each of which shall only be effective upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument.
All signature pages of this Assignment may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Assignment identical in form hereto but having attached to it one or more additional signature pages.

     14. Notwithstanding anything to the contrary contained in this Assignment, the liability of Assignor and its officers, directors, general partners, managers, members and principals for the indebtedness secured hereby and for the performance of the other agreements, covenants and obligations contained herein and in the Loan Documents shall be limited as set forth in Section 2.6 of the Note.

            [THE BALANCE OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]


     IN WITNESS WHEREOF, Assignor has executed this Assignment as of the day and year first above written.


                                          ASSIGNOR:

                                          APPLE SUITES SPE III, INC.,
                                          a Virginia corporation


                                          By:/s/ Glade M. Knight
                                             -------------------
                                             Name:  Glade M. Knight
                                             Title:  President

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                                   EXHIBIT A
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                               Legal Description


                                   [OMITTED]